U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2017

CARDINAL ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53923	26-0703223
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Chestnut Street, Suite 1615 Abilene, TX	79602
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (325)-762-2112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2017, Timothy Crawford resigned as a Director and as the Chief Executive Officer of Cardinal Energy Group, Inc. (the “Company”). Mr. Crawford’s resignation was not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Effective as of August 1, 2017, the Board of Directors of the Company appointed Mr. Stanley Robert Ford as the Chief Executive Officer of the Company, and as a Director of the Company. Mr. Ford was not previously an employee or officer of the Company.

Mr. Ford, MBA, age 73, was a professional engineer registered in the Province of British Columbia for 44 years. He was granted a MBA in finance from Simon Fraser University in 1983. Mr. Ford previously received a BAp.Sc. in Civil Engineering in 1967 from the University of British Columbia.

Mr. Ford has managed professionals in oil and gas exploration and mineral exploration for a period of 18 years. In prior years, he worked on major civil and structural projects in Canada for the international consulting engineering firm of Delcan. In the early 1970’s Mr. Ford was located in London, England and carried civil and structural projects in Europe and Africa. In the late 1960’s Mr. Ford was stationed in Sydney Australia and was a senior structural design engineer in charge of a large design team.

In July of 2007 Mr. Ford was appointed director of TMM, Inc., a position in which he still serves, and where Mr. Ford he was responsible for reviving the company from bankruptcy proceeding in 1998. TTM, Inc. is a company listed on the OTC Markets, and was initially involved in fractal digital compression. He has been responsible for all Corporate filings and raising capital for the company.

Mr. Ford was appointed to the positions of president, treasurer and secretary of Otish Resources, Inc. in February 2003 and resigned on March 2006. Otish was taken over by China-Biotics, Inc. is a publicly traded company on the OTC BB.

From June 1990 to January 2004, Mr. Ford was the President and Chairman of the Board of Directors of Pallaum Minerals Ltd. (“Pallaum”). In such capacity, he has managed all aspects of a publicly traded exploration company, which was traded on the TSX Venture Exchange and was a company reporting with the Securities and Exchange Commission (the “SEC”). He was responsible for preparing business plans, hiring staff and consultants. Pallaum conducted exploration programs which included oil and gas, and other minerals.

Mr. Ford has also served as a Director of Wildcat Minerals Ltd. from September 2000 to December, 2003, as Director of International Oil and Gas from April, 2000 to March, 2001, as a Director of Olympic Stone Ltd., from November 2001 to October, 2002. He is President and Director of International Royalties Corp., a management firm, from 1984 to present. Mr. Ford was a member of the Professional Engineers and Geoscientists of British Columbia from 1972 to 2016.

Mr. Ford currently beneficially owns 1,919,000 shares of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Dated: August 4, 2017	By:	/s/ Stanley Ford
Stanley Ford
Chief Executive Officer